SUBSIDIARIES OF THE REGISTRANT                                      EXHIBIT 21
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     The following is a list of the subsidiaries of Fairfield Communities,  Inc.
Each subsidiary, some of which are inactive, is wholly owned by Fairfield or by a wholly owned subsidiary of Fairfield, unless otherwise indicated.

                                                                State of
                  Subsidiary                                  Incorporation
                  ----------                                  -------------

Apex Marketing, Inc.                                             Arkansas
Caribbean Real Property Company, Inc.                            Florida
Commercial Land Equity Corporation                               Florida
Fairfield Acceptance Corporation                                 Delaware
         Fairfield Capital Corporation                           Delaware
         Fairfield Funding Corporation                           Delaware
Fairfield Bay, Inc.                                              Arkansas
Fairfield Equities                                               Delaware
Fairfield Flagstaff Realty, Inc.                                 Arizona
Fairfield Fort George, Inc.                                      Florida
         Fort George Country Club, Inc.                          Florida
Fairfield Glade, Inc.                                            Tennessee
Fairfield Homes Construction Company                             Florida
Fairfield Management Services, Inc.                              Florida
Fairfield Mortgage Acceptance Corporation                        Delaware
Fairfield Mortgage Corporation                                   Arkansas
Fairfield Mountains, Inc.                                        North Carolina
Fairfield Myrtle Beach, Inc.                                     Delaware
Fairfield Pagosa Realty, Inc.                                    Colorado
Fairfield Properties, Inc.                                       Arizona
Fairfield Sapphire Valley, Inc.                                  North Carolina
Fairfield Virgin Islands, Inc.                                   Delaware
Imperial Life Insurance Company                                  Arkansas
Intermont Properties, Inc.                                       Delaware
Jackson Utility Company                                          North Carolina
Mountains Utility Company                                        North Carolina
Northeast Craven Utility Company                                 North Carolina
Ocean Ranch Development, Inc.                                    Florida
Palm Resort Group, Inc.                                          Florida
Rock Island Land Corporation                                     Florida
Shirley Realty Company                                           Arkansas
Suntree Development Company                                      Florida
         St. Andrews Club Management Corporation                 Florida
         St. Andrews Realty, Inc.                                Florida
TFC Realty of Indiana, Inc.                                      Florida
The Florida Companies                                            Florida
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Ventura Management, Inc.                                         Delaware
Vacation Break U.S.A., Inc.                                      Florida
         Atlantic Marketing Realty, Inc.                         Florida
         Resorts Title, Inc.                                     Florida
         Resort Yachts of America, Inc.                          Florida
         Sea Gardens Beach and Tennis Resort, Inc.               Florida
         Serenity Yacht Club, Inc.                               Florida
         Vacation Break at Ocean Ranch, Inc.                     Florida
         Vacation Break Construction, Inc.                       Florida
         Vacation Break Management, Inc.                         Florida
         Vacation Break Resorts at Palm Aire, Inc.               Florida
         Vacation Break Resorts at Star Island, Inc.             Florida
         Vacation Break Resorts, Inc.                            Florida
         Vacation Break Welcome Centers, Inc.                    Florida
         Vacation Break International Limited                    Bahamas
         Vacation Break Marketing Co. Limited                    Bahamas
         Port Lucaya Resort Company Limited (50%)                Bahamas
         Davis Beach Co. (50%)                                   Virgin Islands
         Palm Vacation Group (100%)                              Florida
         Ocean Ranch Vacation Group (100%)                       Florida